Keith Bair, Senior Vice President and CFO

keith.bair@FARO.com, 407-333-9911

FARO Reports Second Quarter 2011 Orders Growth of 42.4%, Sales Growth of 30.6% and EPS Growth of 127.3%

LAKE MARY, FL, August 3, 2011 – FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the quarter ended July 2, 2011. Sales in the second quarter of 2011 increased 30.6%, to $59.7 million, from $45.7 million in the second quarter of 2010. The Company reported net income increased to $4.2 million, or $0.25 per share, in the second quarter of 2011, from $1.8 million, or $0.11 per share, in the second quarter of 2010.

New order bookings for the second quarter of 2011 were $62.5 million, an increase of $18.6 million, or 42.4%, compared to $43.9 million in the second quarter of 2010.

“Market demand remains strong, demonstrated by our 42% growth in orders last quarter. The Americas grew 57%, while Asia and Europe each grew 35%,” stated Jay Freeland, FARO’s President and CEO. “We’re seeing solid revenue growth in all product lines, and the Focus Laser Scanner continues to exceed our expectations.”

Due to the sizable increase in laser scanner sales relative to the Company’s historical product mix and the associated production start-up costs, gross margin for the second quarter of 2011 was 56.1%, compared to 59.3% in the second quarter of 2010. The Company expects the start-up costs to diminish in the near term.

In order to reach a broader customer base for the laser scanner, the Company has and may increasingly use distributors in addition to its own sales force. Sales through distributors generally carry lower gross margin. However, there is a partially offsetting reduction in selling expenses. As a result, the Company expects that higher laser scanner sales should generate improved operating margin and profits.

“Our results in the second quarter were extremely strong, as we delivered 127% EPS growth on a 31% increase in sales. We expect positive momentum for our core metrology products as well as the Focus Laser Scanner to continue through the rest of 2011 and into 2012,” Freeland concluded.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about FARO’s focus, plans and strategies, and product releases, and its future operating results and financial condition. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “intend,” “believe,” “will,” “expect” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company’s products obsolete or less competitive;

•	delays in the introduction of new products by the Company;

•	production delays caused by shortages of raw materials incorporated in the Company’s products;

•	the cyclical nature of the industries of the Company’s customers and material adverse changes in customers’ access to liquidity and capital;

•

declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financing conditions;

•	fluctuations in the Company’s annual and quarterly operating results and the inability to achieve its financial operating targets;

•

risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

With over 20,000 installations and 11,000 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement and imaging devices and software used to create digital models — or to perform evaluations against an existing model — for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO’s technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world’s best-selling portable measurement arm — the FaroArm; the world’s best-selling laser tracker — the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Focus 3D Laser Scanner; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 Q family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

###

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
SALES
Product	$49,692	$37,212	$92,650	$71,150
Service	10,019	8,493	19,627	16,824

Total Sales	59,711	45,705	112,277	87,974

COST OF SALES
Product	19,349	12,620	34,922	23,895
Service	6,846	5,997	13,567	11,600

Total Cost of Sales (exclusive of depreciation and amortization, shown separately below)	26,195	18,617	48,489	35,495

GROSS PROFIT	33,516	27,088	63,788	52,479

OPERATING EXPENSES:
Selling	15,309	12,027	29,461	23,262
General and administrative	6,917	6,028	13,507	12,275
Depreciation and amortization	1,722	1,515	3,336	3,055
Research and development	3,814	2,997	7,446	5,986

Total operating expenses	27,762	22,567	53,750	44,578

INCOME FROM OPERATIONS	5,754	4,521	10,038	7,901

OTHER (INCOME) EXPENSE
Interest income	(39)	(26)	(65)	(45)
Other expense (income), net	124	1,839	(5)	2,344
Interest expense	2	2	31	29

INCOME BEFORE INCOME TAX EXPENSE	5,667	2,706	10,077	5,573

INCOME TAX EXPENSE	1,434	869	2,601	1,672

NET INCOME	$4,233	$1,837	$7,476	$3,901

NET INCOME PER SHARE - BASIC	$0.26	$0.11	$0.46	$0.24

NET INCOME PER SHARE - DILUTED	$0.25	$0.11	$0.45	$0.24

Weighted average shares - Basic	16,448,229	16,148,233	16,349,190	16,136,447

Weighted average shares - Diluted	16,845,877	16,320,596	16,724,019	16,289,963

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	July 2, 2011 (unaudited)	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$57,339	$50,722
Short-term investments	64,992	64,986
Accounts receivable, net	46,951	51,862
Inventories, net	44,742	28,242
Deferred income taxes, net	4,471	4,455
Prepaid expenses and other current assets	10,621	8,045

Total current assets	229,116	208,312

Property and Equipment:
Machinery and equipment	27,713	24,840
Furniture and fixtures	6,213	5,700
Leasehold improvements	10,412	9,682

Property and equipment at cost	44,338	40,222
Less: accumulated depreciation and amortization	(28,034)	(24,982)

Property and equipment, net	16,304	15,240

Goodwill	20,044	19,015
Intangible assets, net	7,233	7,204
Service inventory	14,255	13,726
Deferred income taxes, net	2,680	2,522

Total Assets	$289,632	$266,019

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$11,059	$12,025
Accrued liabilities	17,174	15,208
Income taxes payable	266	1,138
Current portion of unearned service revenues	14,924	13,357
Customer deposits	2,017	3,679
Current portion of obligations under capital leases	47	91

Total current liabilities	45,487	45,498
Unearned service revenues - less current portion	8,254	6,758
Deferred tax liability, net	1,192	1,161
Obligations under capital leases - less current portion	150	125

Total Liabilities	55,083	53,542

Commitments and contingencies - See Note R

Shareholders’ Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 17,256,199 and 16,894,374 issued; 16,575,964 and 16,214,139 outstanding, respectively	17	17
Additional paid-in capital	165,564	156,310
Retained earnings	65,459	57,983
Accumulated other comprehensive income	12,584	7,242
Common stock in treasury, at cost - 680,235 shares	(9,075)	(9,075)

Total Shareholders’ Equity	234,549	212,477

Total Liabilities and Shareholders’ Equity	$289,632	$266,019

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
(in thousands)	July 2, 2011	July 3, 2010
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$7,476	$3,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,336	3,055
Compensation for stock options and restricted stock units	1,366	1,203
Provision for bad debts	1,082	806
Deferred income tax (benefit) expense	(16)	280
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	5,920	(1,388)
Inventories, net	(14,773)	(4,950)
Prepaid expenses and other current assets	(2,032)	(1,837)
Income tax benefit from exercise of stock options	(1,013)	(16)
Increase (decrease) in:
Accounts payable and accrued liabilities	44	4,003
Income taxes payable	197	(275)
Customer deposits	(1,723)	328
Unearned service revenues	2,200	713

Net cash provided by operating activities	2,064	5,823

INVESTING ACTIVITIES:
Purchases of property and equipment	(2,534)	(1,253)
Payments for intangible assets	(425)	(382)

Net cash used in investing activities	(2,959)	(1,635)

FINANCING ACTIVITIES:
Proceeds from notes payable	—	2,490
Payments on notes payable	—	(2,490)
Payments on capital leases	(117)	(39)
Income tax benefit from exercise of stock options	1,013	16
Proceeds from issuance of stock, net	6,875	363

Net cash provided by financing activities	7,771	340

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(259)	2,323

INCREASE IN CASH AND CASH EQUIVALENTS	6,617	6,851

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50,722	35,078

CASH AND CASH EQUIVALENTS, END OF PERIOD	$57,339	$41,929